UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 22, 2017

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2017, the Board of Directors (the “Board”) of Summer Infant, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved changes to the Company’s annual, short-term incentive bonus program, effective with the 2017 fiscal year (the “2017 STI Program”), in which the Company’s named executive officers participate.

The 2017 STI Program is designed to provide for potential payouts based on the achievement of a specified, pre-bonus adjusted EBITDA target, as compared to three metrics utilized in the fiscal 2016 annual incentive plan (pre-bonus adjusted EBITDA, contribution margin and operating cash flow).  In addition, for members of the Company’s senior management team, including the Company’s named executive officers, 20% of their total target bonus potential under the 2017 STI Program will be contingent on the executive meeting individual strategic objectives.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On May 22, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  Set forth below are the matters submitted at the Annual Meeting by the Board to a vote of the Company’s stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors

Each of the following nominees for director was elected based on the following vote:

Nominee	For	Against	Abstained	Broker Non-Votes

Evelyn D’An	11,705,583	9,497	12,247	2,643,013

Martin Fogelman	11,088,324	463,349	175,654	2,643,013

Robin Marino	11,354,239	361,088	12,000	2,643,013

Mark Messner	11,247,472	467,849	12,006	2,643,013

Alan Mustacchi	11,706,092	9,129	12,106	2,643,013

Stephen J. Zelkowicz	11,706,073	9,148	12,106	2,643,013

Proposal 2: Approval, on an Advisory Basis, of Named Executive Officer Compensation

The compensation of the Company’s named executive officers for 2016 was approved by a non-binding advisory vote based on the following vote:

For	Against	Abstained	Broker Non-Votes
11,238,529	483,408	5,390	2,643,013

Proposal 3: Reapproval of Performance Measures under 2012 Incentive Compensation Plan

The proposal to reapprove the performance measures under the Company’s 2012 Incentive Compensation Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code was approved based on the following vote:

For	Against	Abstained	Broker Non-Votes
11,513,067	208,870	5,390	2,643,013

Proposal 4: Ratification of Appointment of RSM US LLP as Independent Auditor

The appointment of RSM US LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 30, 2017 was ratified based on the following vote:

For	Against	Abstained
14,364,702	4,132	1,506

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: May 24, 2017	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer